Exhibit 10.1

Summary of Non-Employee Director Compensation

The cash compensation of non-employee directors of WMS Industries for calendar year 2006 remains unchanged from calendar year 2005, specifically:

Board of Directors Annual Retainer:	Chairman = $500,000
Members = $30,000

Committee Annual Retainers:
Audit and Ethics Committee	Chairman = $30,000
Members = $25,000

Compensation Committee	Chairman = $10,000
Members = $5,000

Nominating and Corporate Governance Committee	Chairman = $7,500
Members = $5,000

Gaming Compliance Committee	Member = $10,000